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                                                                    Exhibit 5.1

                      [Letterhead of Thompson & Mitchell


                                 June 23, 1995



Magna Group, Inc.
One Magna Place
1401 South Brentwood Boulevard
St. Louis, Missouri  63144-1401

            Re:   Registration Statement on Form S-3
                  72,726 Shares of Common Stock, $2.00 Par Value

Gentlemen:

            We refer you to the Registration Statement on Form S-3 to be filed by Magna Group, Inc. (the "Company"), on June 23, 1995 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, pertaining to the proposed sale by certain stockholders of the Company (the "Selling Stockholders") of 72,726 shares of the Company's common stock, $2.00 par value (the "Shares"), issued in connection with the purchase of all the issued and outstanding capital stock of MGI Group, Inc., a Missouri corporation and InBank Group, Inc., a Missouri corporation. In rendering the opinions set forth herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended and currently in effect, and Bylaws, the resolutions adopted by the Company's Board of Directors relating to the issuance of the Shares, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, the undersigned assume the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; the authenticity of the originals of all such latter documents; and the correctness of statements submitted to us by officers and representatives of the Company.

            Based solely on the foregoing, the undersigned is of the opinion that:

            1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware; and

            2. The Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the section of the Prospectus entitled "Legal Matters."

                                       Very truly yours,

                                       /s/ Thompson & Mitchell